Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST Amendment to Employment Agreement (this “Amendment”) is made and entered as of this 31st day of December, 2019 (the “Amendment Effective Date”), by and between InspireMD, Inc., a Delaware corporation (the “Company”), and Marvin Slosman (the “Executive”) for purposes of amending that certain Employment Agreement dated as of December 9, 2019, by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, Article II, Section D of the Agreement provides that the Company shall grant the Executive certain stock option and restricted stock unit awards (collectively, the “Equity Awards”) under the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “LTIP”);

WHEREAS, Article V, Section G of the Agreement provides that the Parties may amend the Agreement in a writing signed by the Parties; and

WHEREAS, the Parties desire to amend the Agreement to (i) reflect that the Equity Awards shall be granted outside of the LTIP and (ii) include a definition for the phrase “fully diluted basis.”

NOW THEREFORE, pursuant to Article V, Section G of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. Article II, Section D of the Agreement is hereby amended by deleting the phrase “shall be subject to the terms and conditions of the Company’s 2013 Long-Term Incentive Plan (the “LTIP”) and” in the second sentence of said section and replacing it with the phrase “shall be granted outside of the Company’s 2013 Long-Term Incentive Plan (the “LTIP”) and shall be subject to the terms and conditions”.

2. Article II, Section D of the Agreement is hereby further amended by adding the following new paragraph immediately to the end of said section:

For purposes of this Agreement, the number of shares of the Company’s issued and outstanding Common Stock determined on a “fully diluted basis” on any particular date shall equal the sum of (i) the total shares of Common Stock then outstanding; (ii) the shares of Common Stock issuable upon the conversion of the Company’s then outstanding shares of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock; and (iii) the shares of Common Stock issuable upon the exercise of the Company’s then outstanding pre-funded warrants. As of the date hereof, the number of shares of Common Stock outstanding, as calculated on a fully diluted basis, is 4,863,476.

3. Article II, Section D(i) of the Agreement is hereby amended by deleting the phrase “determined in accordance with terms of the LTIP” and replacing it with the phrase “which shall be determined in the same manner as is set forth in the LTIP”.

4. Article II, Section D(iii) of the Agreement is hereby amended by deleting the phrase “as defined in the LTIP” and replacing it with the phrase “as defined in the applicable award agreement”.

5. Article II, Section D(v) of the Agreement is hereby amended by deleting the phrase “,as defined by the LTIP,”.

6. Article II, Section E of the Agreement is hereby amended by deleting said section in its entirety and substituting in lieu thereof the following new Article II, Section E:

E. Additional Equity. On or before December 31, 2020, the Executive shall be eligible to receive a grant of equity awards under the LTIP and the applicable award agreement of up to 5% (including the Equity Awards) of the Company’s issued and outstanding shares of Common Stock determined on a fully diluted basis on the date of grant (calculated in the same manner as described in Article II, Section D above), provided that the actual amount of the grant shall be based on the achievement of certain performance/financial criteria as established by the Board after consultation with the Executive, in the Board’s reasonable discretion.

7. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

8. In the event of a conflict between the Agreement and this Amendment, this Amendment shall govern.

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Signature Page Follows.]

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IN WITNESS WHEREOF, the Parties have executed this First Amendment to Employment Agreement as of the Amendment Effective Date.

THE COMPANY:

INSPIREMD, INC.

By:	/s/ Paul Stuka
Name:	Paul Stuka
Title:	Chairman of the Board

THE EXECUTIVE:

/s/ Marvin Slosman
Marvin Slosman